EXHIBIT 16.1

                        16140 SAND CANYON AVE., SUITE 100
                            IRVINE, CALIFORNIA 92618

HALL&COMPANY Certified Public Accountants, Inc.            (949) 910-HALL (4255)
  TAX, FINANCIAL AND MANAGEMENT CONSULTING SERVICES          FAX (949) 910-4256

                                        July 13, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   MRU Holdings, Inc. (formerly Pacific Technology, Inc.)

      We have read the statements that we understand MRU Holdings, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

                                        Best regards,

                                        Hall & Company